EXHIBIT 8(d)

                           DWS Investments VIT Funds

                                 AMENDMENT NO. 1
                                 ---------------
                                     to the
                             PARTICIPATION AGREEMENT

         AMENDMENT to the Participation Agreement dated as of the 15th day of October, 2002 (the "Agreement"), by and between Deutsche Investments VIT Funds, (formerly Deutsche Asset Management VIT Funds) ("Trust"), Deutsche Investment Management Americas Inc. (assignee by merger with Deutsche Asset management, Inc.) ("Adviser"), and Ameritas Life Insurance Corp. (formerly Ameritas Variable Life Insurance Company) ("Life Company").

         WHEREAS, Trust, Life Company and Adviser wish to revise Appendix B to the Agreement in its entirety;

         NOW, THEREFORE, in accordance with Section 12.9 of the Agreement, Trust, Adviser, and Life Company hereby agree as follows:

                  Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

                  Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

         Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

         The Effective Date of this Amendment No. 1 is November 5, 2007.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

DWS INVESTMENTS VIT FUNDS                    AMERITAS LIFE INSURANCE CORP.

By:   /s/ Michael G. Clark                   By:  /s/ Robert C. Barth
    ---------------------------------------     --------------------------------

Name:     Michael G. Clark                   Name:    Robert C. Barth
      -------------------------------------       ------------------------------

Title:    President                          Title:   Senior Vice President
       ------------------------------------        -----------------------------


DEUTSCHE INVESTMENT MANAGEMENT
AMERICAS INC.

By:   /s/ Michael Colon
    ---------------------------------------

Name:     Michael Colon
      -------------------------------------

Title:    COO
       ------------------------------------

                                   Appendix A

to participation Agreement by and among Deutsche Investments VIT Funds, Deutsche Investment Management Americas Inc., and Ameritas Life Insurance Corp.

List of Portfolios:
-------------------
DWS Investments VIT Funds - Small Cap Index Fund Class A
DWS Investments VIT Funds - Equity 500 Index Fund Class A

                                   Appendix B

to Participation Agreement by and among Deutsche Investments VIT Funds, Deutsche Investment Management Americas Inc., and Ameritas Life Insurance Corp.


List of Variable Separate Accounts:
-----------------------------------
Ameritas Variable Separate Account V
("Separate Account V")

Ameritas Variable Separate Account VA-2
("Separate Account VA-2)

Ameritas Variable Separate Account VA
("Separate Account VA")

Ameritas Variable Separate Account VL
("Separate Account VL")

                       Novation to Participation Agreement


WHEREAS, on October 15, 2002, a Participation Agreement (the "Agreement") was entered into by and among Ameritas Variable Life Insurance Company ("AVLIC"), on its own behalf and on behalf of Ameritas Variable Separate Account VA and Ameritas Variable Separate Account VL of AVLIC (the "Separate Accounts"), Deutsche Asset Management VIT Funds (the "Fund") and Deutsche Asset Management, Inc. (the "Adviser"), whereby AVLIC issues certain individual variable life and/or variable annuity contracts (the "Contracts"), the Fund acts as the underlying investment vehicle of such contracts and the Adviser serves as investment adviser to the Fund. A copy of the Agreement is attached hereto and made a part hereof. The Agreement, by its terms, provides for amendment upon the written agreement of all parties; and

WHEREAS, the closing of the merger of AVLIC with and into Ameritas Life Insurance Corp. ("Ameritas"), with Ameritas as the surviving company (the "Merger") is currently scheduled to occur after the close of business on April 30, 2007; It is therefore agreed:

1. Substitution of Party - The Agreement is amended to provide for Ameritas to act as the issuer of the Contracts in substitution of AVLIC.

2. Performance of Duties - Ameritas hereby assumes and agrees to perform the duties previously performed by AVLIC under the Agreement.

3. Assumption. of Rights - Ameritas hereby assumes the rights previously held by AVLIC under the Agreement.

4. Effective Date - This Novation shall take effect as of the actual closing date of the Merger, and such effectiveness is conditioned upon the closing of the Merger. Ameritas will notify the other parties hereto of any change in the scheduled closing date and of the actual closing date.

In witness whereof the parties have signed this instrument.

Executed as of this 18th day of April, 2007.


AMERITAS VARIABLE LIFE                    DWS INVESTMENTS VIT FUNDS
INSURANCE COMPANY                         (effective February 6, 2006), formerly
                                          Deutsche Asset Management VIT Funds


By:   /s/ Robert C. Barth                 By:  /s/ Michael G. Clark
    --------------------------------         -----------------------------------

Print:    Robert C. Barth                 Print:   Michael G. Clark
      ------------------------------            --------------------------------

Title:    Sr. Vice President              Title:   President
      ------------------------------            --------------------------------



AMERITAS LIFE INSURANCE CORP.             DEUTSCHE INVESTMENT MANAGEMENT
                                          AMERICAS INC. (ASSIGNEE BY MERGER WITH
                                          DEUTSCHE ASSET MANAGEMENT, INC. AS OF
                                          DECEMBER 31, 2006)

 By:   /s/ Robert C. Barth                By:  /s/ Michael Colon
     -------------------------------         -----------------------------------

 Print:    Robert C. Barth                Print:   Michael Colon
       -----------------------------            --------------------------------

 Title:    Sr. Vice President             Title:   COO
       -----------------------------            --------------------------------


                                          By:  /s/ Phillip Collora
                                             -----------------------------------

                                          Print:   Phillip Collora
                                                --------------------------------

                                          Title:   Director
                                                --------------------------------

                          PARTICIPATION AGREEMENT AMONG
                      DEUTSCHE ASSET MANAGEMENT VIT FUNDS,
                       DEUTSCHE ASSET MANAGEMENT, INC. AND
                    AMERITAS VARIABLE LIFE INSURANCE COMPANY

         THIS AGREEMENT made as of the 15th day of October, 2002 by and among DEUTSCHE ASSET MANAGEMENT VIT FUNDS ("TRUST"), a Massachusetts business trust, DEUTSCHE ASSET MANAGEMENT, INC. ("ADVISER"), a New York banking corporation, and AMERITAS VARIABLE LIFE INSURANCE COMPANY ("AVLIC"), a life insurance company organized under the laws of the Commonwealth of Virginia.

         WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "40 Act"), as an open-end, diversified management investment company; and

         WHEREAS, TRUST is comprised of several series funds (each a "Portfolio"), with those Portfolios currently available being listed on Appendix A hereto; and

         WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and

         WHEREAS, TRUST may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, TRUST has received an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the `40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by Variable Contract Separate Accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

         WHEREAS, AVLIC has established or will establish one or more Separate Accounts to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

         WHEREAS, ADVISER is a "bank" as defined in the Investment Advisers Act of 1940, as amended (the " Advisers Act") and as such is excluded from the definition of "Investment Adviser" and is not required to register as an investment adviser pursuant to the Advisers Act; and

         WHEREAS, ADVISER serves as the TRUST's investment adviser; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, AVLIC intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to AVLIC at such shares' net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, AVLIC, TRUST, and ADVISER agree as follows:

                         Article I. SALE OF TRUST SHARES
                                    --------------------
         1.1 TRUST agrees to make available to the separate Accounts of AVLIC shares of the selected portfolios as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in TRUST's Registration Statement.

         1.2 TRUST agrees to sell to AVLIC those shares of the selected Portfolios of TRUST which AVLIC orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, AVLIC shall be the designee of TRUST for receipt of such orders from the designated separate Account and receipt by such designee shall constitute receipt by TRUST; provided that AVLIC receives the order by 4:00 p.m. New York time and TRUST receives notice from AVLIC by telephone or facsimile (or by such other means as TRUST and AVLIC may agree in writing) of such order by 8:00 a.m. New York time on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

         1.3 TRUST agrees to redeem on AVLIC's request, any full or fractional shares of TRUST held by AVLIC, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption, in accordance with the provisions of this Agreement and TRUST's Registration statement. (In the event of a conflict between the provisions of this Agreement and the Trust's Registration Statement, the provisions of the Registration Statement shall govern.) For purposes of this
Section 1.3, AVLIC shall be the designee of TRUST for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that AVLIC receives the request for redemption by 4:00 p.m. New York time and TRUST receives notice from AVLIC by telephone or facsimile (or by such other means as TRUST and AVLIC may agree in writing) of such request for redemption by 8:00 a.m. New York time on the next Business Day.

         1.4 TRUST shall furnish, as soon as it is announced by the applicable Fund, and no later than each ex-dividend date, notice to AVLIC of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. AVLIC hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify AVLIC or its designee of the number of shares so issued as payment of such dividends and distributions, and, as applicable, ex-date, record date, payable date, distribution rate per share, record date share balances, cash and invested payment amounts, and all other information reasonably requested by AVLIC.

         1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to AVLIC on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. In the event that adjustments are required to correct any error in the computation of the net asset value of Portfolio shares, TRUST shall promptly notify AVLIC after discovering the need for any adjustments which result in a reimbursement of $150 or more to the Account for a Portfolio. Notification may be made orally or via direct or indirect systems access. The letter shall be written on TRUST letterhead, or the letterhead of TRUST'S administrator, and must state for each day for which an error occurred the incorrect price, the correct price, and to the extent communicated to the Portfolio's shareholder, the reason for the price change. TRUST agrees that AVLIC may send this in writing, or a derivation thereof (so long as the deviation is approved in advance by TRUST, which approval shall not unreasonable be withheld) to Contract owners who are affected by the price change.

         1.6 If the Account received amounts in excess of the amounts to which it would otherwise have been entitled prior to an adjustment for an error, AVLIC, upon request by TRUST, will make a good faith attempt to collect such excess amounts from the accounts of the Contract owners. In no event, however, shall AVLIC be liable to TRUST for any such amounts.

         1.7 If an adjustment is to be made in accordance with subsection 1.5 above to correct an error which has caused the Account to receive an amount less that that to which it is entitled, TRUST shall make all necessary adjustments (within the parameters specified in section 1.9) to the shares owned in the Account and, to the extent of any underpayment, distribute to AVLIC the amount of such underpayment for credit to the accounts of the Contract owners.

         1.8 At the end of each Business Day, AVLIC shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, AVLIC shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by AVLIC by 8:00 a.m. New York Time on the Business Day next following AVLIC's receipt of such requests and premiums in accordance with the terms of Sections
1.2 and 1.3 hereof.

         1.9 If AVLIC's order requests the purchase of TRUST shares, AVLIC shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by AVLIC. If AVLIC's order requests a net redemption resulting in a payment of redemption proceeds to AVLIC, TRUST shall use its best efforts to wire the redemption proceeds to AVLIC by the next Business Day, unless doing so would require TRUST to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to AVLIC within the time period permitted by the `40 Act or the rules, orders or regulations thereunder, and TRUST shall notify the person designated in writing by AVLIC as the recipient for such notice of such delay by 3:00 p.m. New York Time on the same Business Day that AVLIC transmits the redemption order to TRUST. If AVLIC's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund advised by ADVISER, TRUST shall so apply such proceeds on the same Business Day that AVLIC transmits such order to TRUST.

         1.10 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the TRUST's Portfolios will not be sold directly to the general public.

         1.11 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of TRUST if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

         1.12 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to AVLIC or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

         1.13 TRUST agrees to provide AVLIC a statement of TRUST's assets as soon as practicable and in any event within 30 days after the end of each calendar quarter.


                   Article II. REPRESENTATIONS AND WARRANTIES

         2.1 AVLIC represents and warrants that it is an insurance company duly organized and in good standing under the laws of the Commonwealth of Virginia and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that The Advisors Group, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "34 Act").

         2.2 AVLIC represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the variable Contracts, unless an exemption from registration is available.

         2.3 AVLIC represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts, and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws (including all applicable blue sky laws) and further that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance law suitability requirements.

         2.4 AVLIC represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 LIFE COMPANY represents and warrants that it complies with all applicable laws, rules and regulations designed to prevent 'money laundering' and if required by law would allow the TRUST or ADVISER reasonable access to its client and other records to assist in any investigation of suspected money laundering activities by its clients.

         2.6 TRUST represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the `33 Act and sold in accordance with all applicable federal laws, and TRUST shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. TRUST, subject to Section 1.9 above, shall amend its registration statement under the `33Act and the `40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

         2.7 TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify AVLIC immediately upon having a reasonable basis for believing any Portfolio has ceased to comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

         2.8 TRUST represents and warrants that each Portfolio invested in by the Separate Account will be treated as a "regulated investment company" under Subchapter M of the Code, and will notify AVLIC immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

         2.9 ADVISER represents and warrants that it shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

                  Article III. PROSPECTUS AND PROXY STATEMENTS
                               -------------------------------
         3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

         3.2 TRUST or its designee shall provide AVLIC, free of charge, with as many copies of the current prospectus (or prospectuses), statements of additional information, annual and semi-annual reports and proxy statements for the shares of the Portfolios as AVLIC may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. TRUST or its designee shall provide AVLIC, at AVLIC's expense, with as many copies of the current prospectus (or prospectuses) for the shares as AVLIC may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by AVLIC, TRUST or its designee shall provide such documentation (including a "camera ready" copy of the current prospectus (or prospectuses) as set in type or, at the request of AVLIC, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus (or prospectuses) for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus (or prospectuses), for the TRUST shares printed together in one document. The expenses of such printing will be apportioned between AVLIC and TRUST in proportion to the number of pages of the Variable Contract and TRUST prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; TRUST shall bear the cost of printing the TRUST prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the TRUST shares and AVLIC shall bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, AVLIC shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the shares. In the event that AVLIC requests that TRUST or its designee provide TRUST's prospectus in a "camera ready" or diskette format, TRUST shall be responsible for providing the prospectus (or prospectuses) in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus (or prospectuses) in such format (e.g. typesetting expenses), and AVLIC shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

         3.3 TRUST will provide AVLIC with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. AVLIC will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

                           Article IV .SALES MATERIALS
                                       ---------------
         4.1 AVLIC will furnish, or will cause to be furnished, to TRUST and ADVISER, each piece of sales literature or other promotional material in which TRUST or ADVISER is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST or ADVISER objects to its use in writing within ten (10) Business Days after receipt of such material.

         4.2 TRUST and ADVISER will furnish, or will cause to be furnished, to AVLIC, each piece of sales literature or other promotional material in which AVLIC or its separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if AVLIC objects to its use in writing within ten (10) Business Days after receipt of such material.

         4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of AVLIC or concerning AVLIC, the Separate Accounts, or the Variable Contracts issued by AVLIC, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by AVLIC or its designee, except with the written permission of AVLIC.

         4.4 AVLIC and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

         4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the `40 Act, the `33 Act or rules thereunder.


                         Article V. POTENTIAL CONFLICTS
                                    -------------------
         5.1 The parties acknowledge that TRUST has received an order from the SEC granting relief from various provisions of the `40 Act and the rules thereunder to the extent necessary to permit TRUST shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires TRUST and each participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The TRUST will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on AVLIC hereby.

         5.2 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts and with participants of Qualified Plans investing in TRUST. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of TRUST are being managed; (e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

         5.3 AVLIC will report any potential or existing conflicts of which it becomes aware to the Board. AVLIC will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the AVLIC to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of AVLIC will be carried out with a view only to the interests of the Variable Contract owners.

         5.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting AVLIC, AVLIC, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another portfolio of TRUST, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of AVLIC's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, AVLIC may be required, at the election of TRUST, to withdraw the separate Account's investment in TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

         For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TRUST or ADVISER (or any other investment adviser of TRUST) be required to establish a new funding medium for any Variable Contract. Further, AVLIC shall not be required by this Section 5.4 to establish a new funding medium for any Variable contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

         5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to AVLIC.

         5.6 No less than annually, AVLIC shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING
                                           ------
         6.1 AVLIC will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, AVLIC, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. AVLIC will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges in a manner consistent with other Participating Insurance Companies. AVLIC will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

         6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then TRUST, and/or the participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                           Article VII. MARKET TIMERS
                                        -------------
         7.1 LIFE COMPANY will develop, implement and maintain policies and procedures to discourage use of the Separate Accounts by market timers in consultation with TRUST. If LIFE COMPANY proposes to modify such policies and procedures following their implementation, LIFE COMPANY will first discuss its proposal with TRUST and will not modify such policies and procedures so as to make them less effective in deterring short-term redemptions without TRUST's written consent.

         7.2 LIFE COMPANY will develop, implement and maintain procedures as necessary or applicable to further any market timing policies and procedures established by a Portfolio.

         7.3 If a Portfolio or TRUST advises LIFE COMPANY that a pattern or patterns of transactions involving short-term trading in one or more Separate Accounts is having an adverse effect on the Portfolio, LIFE COMPANY will promptly develop and implement mutually acceptable policies and procedures to prevent such trading. The parties hereto acknowledge that, if necessary, such policies and procedures may include the identification of Separate Account participants engaged in such short-term trading and the imposition of complete or partial restrictions on their requests to purchase certain Shares.

         7.4 LIFE COMPANY will monitor Separate Account participant activity in the Separate Accounts to control short-term trading and market-timing activity, and to further each Portfolio's policies regarding such trading activity.

                          Article VIII. 5% SHAREHOLDERS
                                        ---------------
         In the event that a Separate Account of Life Company with any Portfolio comes to hold more than five percent (5%) of the outstanding Shares of such Portfolio, it will be TRUST's responsibility to request that LIFE COMPANY confirm its status as shareholder of record and advise TRUST whether any Separate Account participant beneficially owns more than five percent (5%) of the outstanding Shares of such Portfolio through LIFE COMPANY's accounts. For this purpose, TRUST will indicate in its inquiry the number of Shares that currently equals five percent (5%) of the outstanding Shares of such Portfolio. LIFE COMPANY will respond promptly, accurately and completely to any such inquiry. Whenever TRUST or a Portfolio advises LIFE COMPANY that it is required by law to obtain the name and other identifying information of a Separate Account participant who beneficially owns more than five percent (5%) of the outstanding Shares of a Portfolio, LIFE COMPANY will provide such information to the extent within its possession or control. TRUST will not use or disclose such information received from LIFE COMPANY except to comply with applicable laws.

                           Article IX. INDEMNIFICATION
                                       ---------------
         9.1 Indemnification by AVLIC. AVLIC agrees to indemnify and hold harmless TRUST, ADVISER and each of their Trustees, directors, principals, officers, employees and agents and each person, if any, who controls TRUST or ADVISER within the meaning of Section 15 of the `33 Act (Collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVLIC, which consent shall not be unreasonably withheld) or litigation or threatened litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

         (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to AVLIC by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

         (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by AVLIC, or persons under its control) or (ii) wrongful conduct of AVLIC or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

         (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST by or on behalf of AVLIC; or

         (d) arise as a result of any failure by AVLIC to provide substantially the services and furnish the materials under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by AVLIC in this Agreement or arise out of or result from any other material breach of this Agreement by AVLIC.

         9.2 AVLIC shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations or duties under this Agreement.

         9.3 AVLIC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified party unless such Indemnified party shall have notified AVLIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVLIC of any such claim shall not relieve AVLIC from any liability which it may have to the Indemnified party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified party, AVLIC shall be entitled to participate at its own expense in the defense of such action. AVLIC also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from AVLIC to such party of AVLIC's election to assume the defense thereof, the Indemnified party shall bear the fees and expenses of any additional counsel retained by it, and AVLIC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         9.4 Indemnification by TRUST. TRUST agrees to indemnify and hold harmless AVLIC and each of its directors, officers, employees, and agents and each person, if any, who controls AVLIC within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of TRUST which consent shall not be unreasonably withheld) or litigation or threatened litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the variable Contracts and:

         (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to ADVISER or TRUST by or on behalf of AVLIC for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

         (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or TRUST or persons under its control) or (ii) gross negligence or wrongful conduct or willful misfeasance of TRUST or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

         (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to AVLIC for inclusion therein by or on behalf of TRUST; or

         (d) arise as a result of (i) a failure by TRUST to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of
         Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST .

         9.5 TRUST shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         9.6 TRUST shall not be liable under this indemnification provision with respect to any claim made against an Indemnified party unless such Indemnified Party shall have notified TRUST in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified party shall have received notice of such service on any designated agent), but failure to notify TRUST of any such claim shall not relieve TRUST from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified parties, TRUST shall be entitled to participate at its own expense in the defense thereof. TRUST also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from TRUST to such party of TRUST's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                          Article X. TERM: TERMINATION
                                     -----------------

         10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         10.2 This Agreement shall terminate in accordance with the following provisions:

         (a) At the option of AVLIC or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

         (b) At the option of AVLIC, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by AVLIC. Prompt notice of election to terminate shall be furnished by AVLIC, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

         (c) At the option of AVLIC, upon the institution of formal proceedings against TRUST by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in AVLIC's reasonable judgment, materially impair TRUST's ability to meet and perform TRUST's obligations and duties hereunder. prompt notice of election to terminate shall be furnished by AVLIC with said termination to be effective upon receipt of notice;

         (d) At the option of TRUST, upon the institution of formal proceedings against AVLIC and/or its broker-dealer affiliates by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair AVLIC's ability to meet and perform its obligations and duties hereunder. prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

         (e) In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by AVLIC. Termination shall be effective upon such occurrence without notice; (f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by AVLIC;

         (g) At the option of AVLIC, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of AVLIC within ten days after written notice of such breach is delivered to TRUST;

         (h) At the option of TRUST, upon AVLIC's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to AVLIC;

         (i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

         In the event this Agreement is assigned without the prior written consent of AVLIC, TRUST, and ADVISER, termination shall be effective immediately upon such occurrence without notice.

         10.3 Notwithstanding any termination of this Agreement pursuant to
Section 10.2 hereof, TRUST at its option may elect to continue to make available additional TRUST shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if TRUST so elects to make additional TRUST shares available, the owners of the Existing Contracts or AVLIC, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, TRUST and ADVISER, as promptly as is practicable under the circumstances, shall notify AVLIC whether TRUST elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or AVLIC may terminate the Agreement, as so continued pursuant to this Section 10.3, upon sixty (60) days' prior written notice to the other party.

         10.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, AVLIC shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to AVLIC'S assets held in the Separate Accounts), and AVLIC shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty
(30) days after AVLIC shall have notified TRUST of its intention to do so.

                               Article XI. NOTICES
                                           -------
         Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                           If to TRUST:

                           Deutsche Asset Management VIT Funds
                           c/o PFPC Global Fund Services
                           3200 Horizon Drive
                           King of Prussia, PA 19406-0903
                           Attn: Tom Calabria, Legal Department

                           and

                           c/o Deutsche Asset Management Mutual Fund Services One South Street, Mail Stop 1-18-6
                           Baltimore, MD 21202
                           Attn: Richard Hale

                           If to ADVISER:

                           Deutsche Asset Management, Inc.
                           130 Liberty Street, Mail Stop 2355
                           New York, NY 10006
                           Attn: Mutual Fund Marketing

                           If to AVLIC:

                           Ameritas Variable Life Insurance Company
                           5900 "O" Street
                           Lincoln, NE  68510
                           Attn:  General Counsel


                           Article XII. MISCELLANEOUS
                                        -------------
         12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         12.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of TRUST or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with TRUST or a Portfolio must look solely to the property of TRUST or that Portfolio, respectively, for enforcement of any claims against TRUST or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with AVLIC so that it is as if each of the Portfolios had signed a separate Agreement with AVLIC and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

         12.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8 If the Agreement terminates, the parties agree that Article IX and Sections 12.5, 12.6 and 12.7 shall remain in effect after termination.

         12.9 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, ADVISER and the AVLIC.

         12.10 No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                 DEUTSCHE ASSET MANAGEMENT VIT FUNDS

                 By:   /s/ Bruce A. Rosenthal
                     ----------------------------------------------------------
                 Name:     Bruce A. Rosenthal
                       --------------------------------------------------------
                 Title:    Assistant Secretary
                        -------------------------------------------------------


                 DEUTSCHE ASSET MANAGEMENT, INC.

                 By:   /s/ William G. Butterly
                     ----------------------------------------------------------
                 Name:     William G. Butterly, III
                       --------------------------------------------------------
                 Title:    Managing Director and Senior Counsel
                        -------------------------------------------------------


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY

                 By:   /s/ William J. Atherton
                     ----------------------------------------------------------
                 Name:     William J. Atherton
                 Title:    President and COO

                                   Appendix A

to participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc., and Ameritas Variable Life Insurance Company

List of Portfolios:
-------------------

Deutsche Asset Management VIT Funds - Small Cap Index Fund
Deutsche Asset Management VIT Funds - Equity 500 Index Fund
Deutsche Asset Management VIT Funds - EAFE Equity Index Fund

                                   Appendix B

to Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc., and Ameritas Variable Life Insurance Company.


List of Variable Separate Accounts:
-----------------------------------

Ameritas Variable Separate Account VA
("Separate Account VA")

Ameritas Variable Separate Account VL
("Separate Account VL")